Exhibit 6.1

SALOMON SMITH BARNEY INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned comptroller of Salomon Smith Barney Inc., a New York corporation (hereinafter called the “Corporation”), does hereby constitute and appoint George S. Michinard, Jr., Michael J. Brophy, Kevin E. Kopczynski and Michael H. Kochmann, jointly and severally, as my attorneys-in-fact, each with full power of substitution, to sign on my behalf and in my name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, a Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature of various and successive series established in accordance with the Investment Company Act of 1940 for which the Corporation, alone or with others, will act as Depositor or Sponsor and/or Underwriter, and hereby grant unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trust, that each or any of them may lawfully do or cause to be done.

IN WITNESS WHEREOF, the undersigned has signed his name hereto in the City of New York as of this 4th day of April, 2002.

/S/ Michael Joseph Day Name: Michael Joseph Day

On this 4th day of April, 2002 personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature are affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intents and purposes therein set forth.

/S/ Joseph R. Coleman Notary Public JOSEPH R. COLEMAN Notary Public, State of New York No. 01C06031409 Qualified in New York County My Commission Expires Oct. 4, 2005

UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
OF
SALOMON SMITH BARNEY INC.
(a New York Corporation)
IN LIEU OF MEETING

The undersigned, being all the members of the Board of Directors of Salomon Smith Barney Inc., a corporation organized and existing under the laws of the State of New York (the “Company”), pursuant to the provisions of Section 708(b) of the Business Corporation Law of the State of New York, in lieu of acting at the meeting of the Board of Directors, hereby adopt the following resolutions by unanimous written consent:

WHEREAS, the Company, or one of its affiliates, proposes to continue to sponsor and/or co-sponsor unit investment trusts of every kind and nature of various and successive series; now therefore be it

RESOLVED, that the Board of Directors of the Company deems it advisable and in the best interests of this Company or one of its affiliates to continue to sponsor and/or co-sponsor unit investment trusts of every kind and nature, of various and successive series (collectively the “Series”) the portfolios of which, depending upon the investment objectives of the particular trust, will consist of various types of equity securities or debt obligations, including, but not limited to, United States Treasury obligations, municipal bonds and corporate bonds, as the case may be, and to sell units representing the ownership of fractional undivided interests in the securities acquired and deposited in the portfolio of such trusts; and be it further

RESOLVED, that the individuals listed on Annex I hereto (hereinafter referred to as “Authorized Person”) be, and each of them hereby are, authorized at such time by the Company’s Board of Directors, to prepare, execute, deliver and cause to be filed with the Securities and Exchange Commission Registration Statements on Form S-6, the Securities Act of 1933, as amended, or any successor form or forms, amendments and post-effective amendments to said Registration Statements and to take such further action as may be necessary to cause said Registration Statements to become and to remain effective under the Securities Act of 1933, as amended, and to make such changes therein and additions thereto as said Authorized Person shall approve in connection with the issuance and sale of units of undivided interests in connection with the unit investment trusts of the Series and that upon the proper registration and qualification of a unit investment trust for any Series to effect a public offering of the units in the manner and upon the terms and conditions set forth in the Registration Statement and Prospectus relating to the units of such Series; and be it further

RESOLVED, that any Authorized Person of the Company be and hereby is authorized and empowered to prepare and cause to be filed with the Securities and Exchange Commission under the Investment Company Act of 1940 the following documents, and any other required documents, and amendments and exhibits thereto relating to the issuance and sale from time to time of units of undivided interests in the Series and, to the extent applicable, (i) A Registration Statement on Form N-8B-2; and (ii) A Notification of Registration on Form N-8A under said Act; and be it further

RESOLVED, that any Authorized Person be, and each of them is, hereby severally authorized to take such further action and to do any and all things necessary or proper under any applicable law, including the Investment Company Act of 1940, the Securities Act of 1933 and the Securities Exchange Act of 1934, including the submission and filing of any and all applications, necessary or proper; and be it further

RESOLVED, that any Authorized Person be, and each of them hereby is, severally authorized to execute and deliver in the name and on the behalf of the Company, and to effect changes in or amendments to, any and all documents necessary or appropriate to effect, facilitate or memorialize the creation of the Series, the deposit of securities and other property in the Series and the issuance, offer and sale of units of undivided interest in the Series, including, but not limited to, Memoranda of Closing, Trust Indentures and Agreements, Reference Trust Agreements, Agreements Among Sponsors, Agreements Among Underwriters, evidencing undivided interests in the Series, in the form approved by the Authorized Person executing said documents, his or her execution thereof to be conclusive evidence of such approval; and be it further

RESOLVED, that any Authorized Person of the Company be, and each of them is, hereby severally authorized to effect a name change in any Series authorized by the foregoing resolutions and to do all things necessary or proper to effect any such name change; and be it further

RESOLVED, that any Authorized Person of the Company is hereby authorized and directed to take such further action and to do any and all things necessary or proper under said Trust Indentures and Agreements in order to perform in all respects the obligations and undertakings of the Company thereunder; and be it further

RESOLVED, that it is desirable and in the best interests of the Company that the securities of the Series be registered for sale in various states and that such registration be kept current and effective to the extent necessary to accomplish the intent of the foregoing resolutions; that any Authorized Person of the Company be, and hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Series as said Authorized Person may deem advisable; that said Authorized Person is hereby authorized to perform on behalf of the Company any and all such acts as he may deem necessary or advisable in order to comply with the applicable laws of any such states; and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, commitments, undertakings, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Person of any such paper or document or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and be it further

RESOLVED, that any Authorized Person of the Company hereby is authorized to do and perform all such further acts and things and execute and deliver for and on behalf of the Company all such other documents, instruments and certificates as such Authorized Person may deem necessary or proper to execute and carry out the purpose and intent of the foregoing resolutions; and be it further

RESOLVED, that each of such Authorized Persons is hereby appointed agent and attorney-in-fact for the Company with full power to sign on the Company’s behalf Registration Statements under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments thereto, and to execute and deliver such other documents as may be necessary and proper to execute and carry out the purpose and intent of the foregoing resolutions, and the appropriate officers of the Company are authorized to execute a Power of Attorney authorizing such appointment and to certify and file with the Securities and Exchange Commission a copy of these resolutions; and be it further

RESOLVED, that any action heretofore taken or omitted to be taken by any Authorized Person of the Company in connection with the Series be, and the same hereby is, approved and ratified by the Company; and the execution by such Authorized Person or other officer of the Company of any paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish his approval therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and be it further

RESOLVED, further that the Secretary or any Assistant Secretary of the Company may amend Annex I from time to time to take account of personnel changes, and such amended Annex I shall be filed with this resolution in the books of the Company and shall have the same effect as the original.

IN WITNESS WHEREOF, the undersigned have executed this consent this 28th day of February, 2001.

/S/ MICHAEL A. CARPENTER	/S/ DERYCK C. MAUGHAN
Michael A. Carpenter	Deryck C. Maughan

ANNEX I

Michael H. Kochmann
George S. Michinard, Jr.
Kevin E. Kopczynski
Michael J. Brophy
Gina L. Lemon

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